Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of Dyax Corp. (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2007	By:	/s/ Henry E. Blair
Henry E. Blair
Chief Executive Officer

Date: November 1, 2007	By:	/s/ Stephen S. Galliker
Stephen S. Galliker
Chief Financial Officer

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